Filed Pursuant to Rule 424(b)(3)
Registration No. 333-151169

SUPPLEMENT NO. 5

DATED DECEMBER 15, 2008

TO THE PROSPECTUS DATED JUNE 30, 2008

OF

HATTERAS FINANCIAL CORP.

This document supplements, and should be read in conjunction with, the prospectus of Hatteras Financial Corp. dated June 30, 2008, as amended by the prospectus supplements dated July 11, 2008, August 11, 2008, August 25, 2008 and November 3, 2008. On December 15, 2008, we filed with the Securities and Exchange Commission a Current Report on Form 8-K. This Current Report is attached as Annex A to this Supplement No. 5.

ANNEX A

CURRENT REPORT ON FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2008

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 760-9347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2008, Hatteras Financial Corp. (the “Company”) entered into a purchase agreement with Keefe, Bruyette & Woods, Inc. and Banc of America Securities LLC, as representatives of the several underwriters (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed to sell 9,409,090 shares of common stock, par value $0.001 per share, including the full exercise of the over-allotment option, at a per share purchase price to the public of $22.00.

The offering closed on December 15, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
1	Form of Purchase Agreement (incorporated by reference to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 8, 2008 (File No. 333-155591))

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

Dated: December 15, 2008	BY:	/s/ KENNETH A. STEELE
Kenneth A. Steele
Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
1	Form of Purchase Agreement (incorporated by reference to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on December 8, 2008 (File No. 333-155591))

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